SMALL WORLD KIDS, INC

2004 STOCK COMPENSATION PLAN

Section 1.  Purpose

The purpose of this 2004 Stock Compensation Plan (the “Plan”) is to advance the interests of Small World Kids, Inc a Nevada corporation (“SWK”), by enhancing its ability to attract, retain and provide incentives to directors, officers, employees and independent contractors who are crucial to the future growth and success of SWK and its subsidiaries and Affiliates (as hereinafter defined).

Section 2.  Definitions

“Affiliate” when used in conjunction with SWK, shall include, but not be limited to, an entity or other person that directly or indirectly controls, or is controlled by, or is under common control with SWK.

“Award” means any Option, Stock Appreciation Right, Performance Share or Restricted Stock awarded under the Plan.

“Board” means the board of directors of SWK .

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of not less than two members of the Board appointed by the Board to administer the Plan.

“Common Stock” or “Stock” means the Common Stock of SWK .

“Company” means SWK and, except where the content requires otherwise, all present and future subsidiaries and Affiliates of SWK .

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or incapacity. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate, in the event of the Participant’s death, and the Participant’s legal guardian, in the event of the Participant’s incapacity.

“Fair Market Value” means with respect to Common Stock on any given date (i) if the Common Stock is listed for trading on one or more national securities exchanges, the mean of the high and low sales prices during regular trading hours on the principal exchange on which it is traded on the grant date, or, if the Common Stock shall not have been traded during regular trading hours on such principal exchange over such period, the mean of the high and low sales prices during regular trading hours on such principal exchange on the first day prior thereto on which the Common Stock was so traded; (ii) if Common Stock is not listed for trading on a national securities exchange but is traded on the over-the-counter market, the mean of the highest and lowest bid prices for the Common Stock during regular trading hours on the grant date, or, if there are no such bid prices for the Common Stock during such period, the mean of the highest and lowest bid prices during regular trading hours on the first day prior thereto on which such prices appear; and (iii) in all other events, such amount as may be determined by the Board in good faith by any fair and reasonable means.

“Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Code Section 422.

“Nonstatutory Stock Option” or “NSO” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an ISO.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

“Participant” means a person selected by the Board to receive an Award under the Plan.

“Performance Shares” mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

“Reporting Person” means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

“Restricted Period” means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

“Restricted Stock” means shares of Common Stock awarded to a Participant under Section 9.

“Stock Appreciation Right” or “SAR” means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

Section 3.  Administration

The Plan shall be administered by the Board or by a Committee to which some or all of the administration of the Plan is delegated by the Board. In the event the Board appoints a Committee, references in the Plan to the Board shall, as appropriate, be read as references to the Committee. The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Board and/or the Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

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The Board shall have plenary authority in its discretion, to the maximum extent permissible by law, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan. Without limiting the foregoing, the Board shall have authority to make Awards, to set administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. In determining the persons to whom Awards shall be made, the number of shares to be covered by each Award and the terms thereof (including the restriction, if any, which shall apply to the Common Stock subject to an Award), the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant in connection with accomplishing the purposes of the Plan. The Board’s decisions shall be final and binding. Except as otherwise required by law, no member of the Board shall be liable for any action or determination relating to the Plan made in good faith.

Section 4.  Eligibility

Awards may be made to employees and independent contractors of the Company. For purposes hereof, independent contractors shall include consultants, advisors and directors of the Company.

Section 5.  Stock Available for Awards

(a)  Subject to adjustment under Section 10 below, Awards may be made under the Plan for up to Seven million, eight hundred thousand (7,800,000) shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)  The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 5(a).

Section 6.  Stock Options

(a)  General.

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(i)  Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor, the conditions and limitations applicable to the exercise of the Option and the restrictions, if any, applicable to the shares of Common Stock issuable thereunder.

(ii)  The Board shall establish the exercise price at the time each Option is awarded.

(iii)  Subject to Section 10(a), each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(iv)  Options granted under the Plan shall provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or by delivery of shares of Common Stock of the Company owned by the optionee for at least six months (valued at Fair Market Value) and, to the extent permitted by the Board at or after the award of the Option, may provide for payment by (A) delivery of other property acceptable to the Board (valued at fair market value), (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

(v)  The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

(vi)  The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

(b)  Incentive Stock Options.

Options granted under the Plan which are intended to be ISOs shall be subject to the following additional terms and conditions:

(i)  All ISOs granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Award. All Options designated as ISOs shall be interpreted in a manner consistent with the requirements of Code Section 422.

(ii)  While the Company shall take reasonable measures to assure that an Option intended to be an ISO shall be so treated for federal income tax purposes, it makes no assurances to anyone that any Option intended to be an ISO shall be taxed as an ISO. Without limiting the foregoing, Options intended to be ISOs which are exercised after the period permitted by Code Section 422 shall not be taxed as ISOs.

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(iii)  ISOs may only be awarded to employees of SWK or a corporation which, with respect to SWK, is a “parent corporation” or “subsidiary corporation” within the meaning of Code Sections 424(e) and (f). Furthermore, except as otherwise provided in Code Section 422, if a Participant is no longer employed by SWK or a parent corporation or subsidiary corporation of SWK, the Participant’s Option shall cease to be treated as an ISO.

(iv)  Subject to clause (v), the Option exercise price per share of Common Stock covered by an ISO shall be no less than the Fair Market Value of a share of Common Stock on the date of grant of the Option.

(v)  In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of SWK or of a parent or subsidiary corporation of SWK (a “10% Holder”), (1) the Option exercise price of the Common Stock covered by any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (2) the term of an ISO granted to such person may not exceed five years from the date of grant.

(vi)  The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

(vii)  ISOs may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee. No ISO shall be pledged or hypothecated in any way, nor shall any ISO be subject to execution, attachment or similar process.

Section 7.  Stock Appreciation Rights

(a)  The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

(b)  SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. An SAR granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

(c)  When SARs are granted in tandem with Options, the following provisions shall apply:

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(i)  The SAR shall be exercisable only at such time or times, and to the extent, that the related Option is exercisable and shall be exercisable in accordance with the procedure required for exercise of the related Option.

(ii)  The SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option shall not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR.

(iii)  The Option shall terminate and no longer be exercisable upon the exercise of the related SAR.

(iv)  An SAR granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such Option.

(d)  An SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Board may specify.

(e)  The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

(f)  SARs may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of grantee only by the Participant. Any transfer by the Participant of any SAR granted under the Plan shall void such SAR and the Company shall have no further obligation with respect to such SAR. No SAR shall be pledged or hypothecated in any way, nor shall any SAR be subject to execution, attachment or similar process.

(g)  SARs granted pursuant to this Plan shall represent no more than unfunded unsecured contractual obligations of the Company and the Company shall have no obligation to set aside any assets to fund any SAR obligation. Amounts payable for SARs under the Plan shall be paid from the general funds of the Company, and the Participant and any Designated Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any SAR obligations hereunder.

Section 8. Performance Shares

(a)  The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

(b)  A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. Prior to receipt of shares pursuant to a Performance Share Award, the Performance Share Award shall represent an unfunded unsecured contractual obligation of the Company and the Company shall be under no obligation to set aside any assets to fund such Performance Share Award. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Agreement evidencing the Performance Share Award.

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(c)  The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

(d)  Performance Share Awards may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession. Any transfer by the Participant of any Performance Share Award granted under the Plan shall void such Award and the Company shall have no further obligation with respect to such Award. No Performance Share Award shall be pledged or hypothecated in any way, nor shall any Performance Share Award be subject to execution, attachment or similar process.

Section 9.  Restricted Stock

(a)  The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

(b)  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participants’ Designated Beneficiary.

(c)  The purchase price for each share of Restricted Stock shall be determined by the Board. Such purchase price may be paid in cash or such other lawful consideration as is determined by the Board.

(d)  The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

(e)  Notwithstanding the foregoing, the Board may award to Participants Restricted Stock for services rendered or to be rendered by such Participant pursuant to the terms of any agreement between the Company and such Participant, which award is not requested to contain any repurchase rights or forfeiture provisions.

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Section 10.  General Provisions Applicable to Awards

(a)  Maximum Term. No Award shall have a term exceeding ten years, measured from the date of the Award grant.

(b)  Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which shall evidence agreement to the terms thereof and of this Plan. The certificates representing the Stock issued pursuant to an Award granted under this Plan shall bear such legends as may be required by applicable law to give notice of restrictions on transfer of such shares.

(c)    Change in Control. In the event that the Company or the division, subsidiary or other affiliated entity for which a Participant performs services is sold, merged, consolidated, reorganized or liquidated, all unvested options immediately vest.

(d)  Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of the Award grant or at any time thereafter.

(e)  Termination of Status. The Board shall determine and specify in the Award documentation the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

(f)  Dilutions and Other Adjustments. In the event of any stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board in its sole discretion may equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and may make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate, including, if considered appropriate by the Board, making provision for a cash payment with respect to an outstanding Award. Such adjustments or actions shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from no par value to par value (or vice versa), without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

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In the event that the Company or the division, subsidiary or other affiliated entity for which a Participant performs services is sold, merged, consolidated, reorganized or liquidated, the Board may take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs shall terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of a sale or similar transaction under the terms of which holders of the Common Stock of the Company receive a payment for each share surrendered in the transaction (the “Sales Price”), make or provide for a payment to each Option and/or SAR holder equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to Participant’s outstanding, vested Options or SARs exceeds (B) the aggregate exercise price of all such outstanding, vested Options or SARs, in exchange for the termination of such Options or SARs, (iv) or make such other adjustments, if any, as the Board determines to be necessary or advisable to provide each Participant with a benefit substantially similar to that to which the Participant would have been entitled had such event not occurred.

(g)  Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board’s discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h)  Parachute Payments. Any outstanding Award under the Plan may not be accelerated to the extent any such acceleration of such Award would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the Participant would result in the payment to such Participant of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Board.

(i)  Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan and comply with applicable laws and/or achieve favorable tax results under foreign tax laws.

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(j)  Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k)  Conditions on Delivery of Stock. The Company shall not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer. Except to the extent as may be specified in the documentation with respect to a particular Award grant, the Company shall be under no obligation to register or qualify any shares of Common Stock subject to Awards under any federal or state securities law or on any exchange.

Section 11.  Miscellaneous

(a)  No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment by or the right to continue to provide services to the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as may be expressly provided in the applicable Award.

(b)  No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

(c)  No Restriction on the Right of the Company to Effect Corporate Changes. The Plan and the Options granted hereunder shall not affect in any way the right or power of SWK or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of SWK or the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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(d)  Exclusion from Benefit Computations. Except as expressly specified in the applicable plan or program, no amount or shares of Common Stock payable upon exercise of an Award granted under the Plan shall be considered salary, wages or compensation for purposes of determining the amount or nature of benefits that a Participant is entitled to receive under any Company benefit plan or program.

(e)  Effective Date and Term. This Plan shall become effective upon adoption by the Board provided, however, that no Award shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Awards granted hereunder shall terminate and be of no force and effect from and after expiration of such twelve-month period. Awards may be granted or exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. No Award may be made under the Plan after the tenth anniversary of the Plan’s effective date, but Awards granted before such date may extend beyond that date.

(f)  Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

(g)  Delivery of Financial Statements. To the extent required by applicable laws, rules and regulations, the Company shall deliver to each Participant financial statements of the Company at least annually while such Participant holds an outstanding Award.

(h)  Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to a Participant shall be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

(i)  Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the state of Nevada.

As adopted by the Board as of September 22, 2004.

SMALL WORLD KIDS, INC By:___________________________________________ Title:__________________________________________

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NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made by and between SWK Team Sports, Inc., a Nevada corporation (the “Company”), and _________________________________ (the “Optionee”).

NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Company and Optionee agree as follows:

1.  Grant of Option. The Company hereby grants to Optionee, subject to all the terms and provisions of the 2004 Stock Compensation Plan effective ________, 2004, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the “Plan”), the right, privilege and option (“Option”) to purchase _______ shares of its common stock (“Stock”) at __________ per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

2.  Vesting and Exercise of Option. The Optionee shall be vested in _____ % of the total number of shares subject to the Option on the date of execution of this Agreement. Thereafter, the remaining shares subject to the Option (the “Vesting Shares”) shall vest in the Optionee and may be exercised by the Optionee as to the percentage (to a maximum of 100%) of the Vesting Shares determined by multiplying the number of complete years that the Optionee has been in the employ of the Company since the date of execution of this Agreement by _____% for each complete year. Any exercise may be with respect to any part or all of the shares then vested and exercisable pursuant to such Option, provided that the minimum number of shares exercisable at any time shall not be less _______ shares or the balance of shares for which the Option is then exercisable.

3.  Termination of Option. Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

a.  ____________, 20____, not to exceed 10 years from the date of the grant of the Option hereunder;

b.  the date the Optionee ceases to be employed by the Company (including any Affiliate thereof as defined by the Plan), is no longer an officer or member of the Board of Directors of the Company or no longer performs services for the Company, for any reason (other than such Optionee's death or disability), any Option granted hereunder to such Optionee shall expire three months after the date of such termination. The Board shall, in its sole and absolute discretion, decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section. In the event the Optionee’s termination results from the fact that the Optionee is “disabled,” as defined in Section 22(e)(3) of the Code, the Option shall expire one year after the date of such termination. Any option that has not vested in the Optionee as of the date of termination of employment or service with the Company, shall immediately expire and shall be null and void.

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c.  six months after the date of the Optionee’s death. The Option may be exercised (subject to the condition that no Option shall be exercisable after its expiration and only to the extent that the Optionee's right to exercise such Option was vested at the time of the Optionee's death) at any time within six months after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Any option that has not vested in the Optionee as of the date of death, shall immediately expire and shall be null and void.

d.  the dissolution or liquidation of the Company;

e.  a capital transaction, as more fully set forth in Section 10(e) of the Plan; or

f.  the breach by Optionee of any provision of the Plan or this Agreement.

4.  Method of Exercise. An Option shall be exercised by written notice to the Company by the Optionee (or successor in the event of death). Such written notice shall state the number of shares with respect to which the Option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Company shall deliver to the Optionee at the principal office of the Company, or such other appropriate place as may be determined by the Board, a certificate or certificates for such shares. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an Option shall be exercisable by any person other than the Optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

a.  Full payment in cash or certified bank or cashier's check;

b.  A full recourse promissory note executed by the Optionee, made payable to the Company bearing interest at such rate as the Board shall determine, but in no case less than the “Applicable Federal Rate” at the time the note is executed applicable under the Code to obligations of the same duration. The note shall contain such terms and conditions as may be determined by the Board; provided, however, that the full principal amount of the note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Company may obtain from the Optionee a security interest in all shares of Stock issued to the Optionee under the Plan for the purpose of securing payment under the note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest;

c.  Full payment in shares of Stock or other securities of the Company having a fair market value on the Exercise Date in the amount equal to the option exercise price;

d.  A combination of the consideration set forth in Sections (a), (b) and (c) hereof equal to the option exercise price; or

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e.  Any other method of payment including, but not limited to, the delivery by Optionee of an irrevocable direction to a securities broker approved by the Company to sell the Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

5.  Restrictions on Exercise and Delivery. The exercise of each Option shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

a.  the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

b.  the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

c.  the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Optionee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Company nor any officer or member of the Board or the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

6.  Nonassignability. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee. Any transfer by Optionee of any Option granted under the Plan or this Agreement shall void such Option and the Company shall have no further obligation with respect to such Option. No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

7.  Restrictive Legends. Each certificate evidencing the shares acquired upon exercise of an Option hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends substantially in the form set forth in the Plan.

8.  Rights as Shareholder. Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Stock unless and until certificates representing such Stock shall have been issued in Optionee’s name.

9.  No Right of Employment. Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon the Company or any other corporation any obligation to employ or continue to employ any Optionee. The right of the Company and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.

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10.  Definitions. Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.

11.  Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Company for such person or at such other address as the Optionee may specify in writing to the Company.

12.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Company, its successors and assigns.

13.  Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

14.  Application of Plan. The Company has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be _____________, 20__.
SMALL WORLD KIDS, INC By:___________________________________________ Title:__________________________________________ OPTIONEE

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NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT (“Agreement”) is made by and between SWK Team Sports, Inc., a Nevada corporation (the “Company”), and _________________________________ (the “Optionee”).

NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Company and Optionee agree as follows:

1.  Grant of Option. The Company hereby grants to Optionee, subject to all the terms and provisions of the 2004 Stock Compensation Plan effective ________, 2004, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the “Plan”), the right, privilege and option (“Option”) to purchase _______ shares of its common stock (“Stock”) at __________ per share (the “Exercise Price”), in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

2.  Grant of SAR. The Company hereby grants the Optionee, subject to all terms and provisions of the Plan, the right, privilege and option (“Stock Appreciation Right” or “SAR”) as an alternative to exercise of the Option, to receive an amount, in cash or Stock or a combination thereof, determined in whole or in part by reference to appreciation in the Fair Market Value (as defined by the Plan) of the Stock upon which the Option is granted between the effective date of this Agreement and the exercise of the SAR. The Optionee shall be entitled to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the effective date of this Agreement. The Option and the SAR shall only be exercisable in the alternative. The Option shall terminate and no longer be exercisable upon the exercise of the related SAR and visa versa. The Option and the SAR shall together be referred to as the “Award” for purposes of this Agreement.

3.  Vesting and Exercise of Award. The Optionee shall be vested in _____ % of the total number of shares subject to the Award on the date of execution of this Agreement. Thereafter, the remaining shares subject to the Award (the “Vesting Shares”) shall vest in the Optionee and may be exercised by the Optionee as to the percentage (to a maximum of 100%) of the Vesting Shares determined by multiplying the number of complete years that the Optionee has been in the employ of the Company since the date of execution of this Agreement by _____% for each complete year. Any exercise may be with respect to any part or all of the shares then vested and exercisable pursuant to such Option, provided that the minimum number of shares exercisable at any time shall not be less _______ shares or the balance of shares for which the Award is then exercisable.

4.  Termination of Option. Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Award shall terminate upon the first to occur of any of the following events:

a.  ____________, 20____, not to exceed 10 years from the date of the grant of the Award hereunder;

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b.  the date the Optionee ceases to be employed by the Company (including any Affiliate thereof as defined by the Plan), is no longer an officer or member of the Board of Directors of the Company or no longer performs services for the Company, for any reason (other than such Optionee's death or disability), any Award granted hereunder to such Optionee shall expire three months after the date of such termination. The Board shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations § 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section. In the event the Optionee’s termination results from the fact that the Optionee is "disabled," as defined in Section 22(e)(3) of the Code, the Award shall expire one year after the date of such termination. Any Award that has not vested in the Optionee as of the date of termination of employment or service with the Company, shall immediately expire and shall be null and void.

c.  six months after the date of the Optionee’s death. The Award may be exercised (subject to the condition that no Award shall be exercisable after its expiration and only to the extent that the Optionee's right to exercise such Award was vested at the time of the Optionee's death) at any time within six months after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Award directly from the Optionee by bequest or inheritance. Any Award that has not vested in the Optionee as of the date of death, shall immediately expire and shall be null and void.

d.  the dissolution or liquidation of the Company;

e.  a capital transaction, as more fully set forth in Section 10(e) of the Plan; or

f.  the breach by Optionee of any provision of the Plan or this Agreement.

5.  Method of Exercise.

a.  An SAR shall be exercised by written notice to the Company by the Optionee (or successor in the event of death). Such written notice shall state the number of shares with respect to which the SAR is being exercised and designate the manner of preferred payment (e.g. Stock or cash), a time during normal business hours of the Company for the delivery thereof, which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Company shall deliver to the Optionee at the principal office of the Company, or such other appropriate place as may be determined by the Board, either cash or a certificate or certificates for shares representing the excess of the option share’s Fair Market Value on the date of exercise over its Fair Market Value on the effective date of this Agreement.

b.  An Option shall be exercised by written notice to the Company by the Optionee (or successor in the event of death). Such written notice shall state the number of shares with respect to which the Option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof, which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Company shall deliver to the Optionee at the principal office of the Company, or such other appropriate place as may be determined by the Board, a certificate or certificates for such shares.

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c.  The “Exercise Price” shall be payable in full on or before the exercise date of an Option in any one of the following alternative forms:

(i)  Full payment in cash or certified bank or cashier's check;

(ii)  A full recourse promissory note executed by the Optionee, made payable to the Company bearing interest at such rate as the Board shall determine, but in no case less than the “Applicable Federal Rate” at the time the note is executed applicable under the Code to obligations of the same duration. The note shall contain such terms and conditions as may be determined by the Board; provided, however, that the full principal amount of the note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Company may obtain from the Optionee a security interest in all shares of Stock issued to the Optionee under the Plan for the purpose of securing payment under the note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest;

(iii)  Full payment in shares of Stock or other securities of the Company having a fair market value on the Exercise Date in the amount equal to the option exercise price;

(iv)  A combination of the consideration set forth in Sections (a), (b) and (c) hereof equal to the option exercise price; or

(v)  Any other method of payment including, but not limited to, the delivery by Optionee of an irrevocable direction to a securities broker approved by the Company to sell the Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

d.  Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an Award shall be exercisable by any person other than the Optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the Award.

6.  Restrictions on Exercise and Delivery. The exercise of each Award shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

a.  the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

b.  the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

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c.  the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Optionee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Company nor any officer or member of the Board or the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

7.  Nonassignability. Awards may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee. Any transfer by Optionee of any Award granted under the Plan or this Agreement shall void such Award and the Company shall have no further obligation with respect to such Option. No Award shall be pledged or hypothecated in any way, nor shall any Award be subject to execution, attachment or similar process.

8.  Restrictive Legends. Each certificate evidencing the shares upon exercise of an Award hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends substantially in the form set forth in the Plan.

9.  Rights as Shareholder. Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Stock unless and until certificates representing such Stock shall have been issued in Optionee’s name. The SAR shall represent no more than an unfunded unsecured contractual obligations of the Company and the Company shall have no obligation to set aside any assets to fund such SAR obligation. Amounts payable upon exercise of the SAR shall be paid from the general funds of the Company, and the Optionee and any Designated Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any SAR obligations hereunder.

10.  No Right of Employment. Neither the grant nor exercise of any Award nor anything in the Plan or this Agreement shall impose upon the Company or any other corporation any obligation to employ or continue to employ any Optionee. The right of the Company and any other corporation to terminate any employee shall not be diminished or affected because an Award has been granted to such employee.

11.  Definitions. Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.

12.  Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Company for such person or at such other address as the Optionee may specify in writing to the Company.

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13.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Company, its successors and assigns.

14.  Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

15.  Application of Plan. The Company has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Award granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be _____________, 20__.

SMALL WORLD KIDS, INC By:___________________________________________ Title:__________________________________________ OPTIONEE

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